Exhibit 10.10

[FORM OF]

ROLLOVER AGREEMENT

ROLLOVER AGREEMENT dated as of August 20, 2004 (this “Rollover Agreement”) between PanAmSat Corporation, a Delaware corporation (the “Company”), and the individual listed on Schedule I hereto (the “Management Stockholder”).

WHEREAS, the Company has entered into that certain Transaction Agreement, dated as of April 20, 2004 (the “Transaction Agreement”), by and among Constellation, LLC, a Delaware limited liability company (“Constellation”), the Company, The DIRECTV Group, Inc., a Delaware corporation, and PAS Merger Sub, Inc., a Delaware corporation, pursuant to which Constellation will acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, on May 17, 2004, Constellation entered into letter agreements with Carlyle PanAmSat I, L.L.C. and Carlyle PanAmSat II, L.L.C. (together, “Carlyle”), on the one hand, and with PEP PAS, LLC and PEOP PAS, LLC (together, “Providence”), on the other hand, pursuant to which Constellation assigned to each of Carlyle and Providence the right under the Transaction Agreement to purchase shares of Common Stock at the same price per share to be paid by Constellation at the Stock Purchase Closing (as defined in the Transaction Agreement), and following the Stock Purchase Closing, Constellation shall beneficially own approximately 44.44% of the Common Stock, and Carlyle and Providence shall each beneficially own approximately 27.41% of the Common Stock;

WHEREAS, the Management Stockholder currently holds unexercisable options to acquire shares of Common Stock (“Unexercisable Options”) and/or unvested restricted stock units of Common Stock (“Restricted Units”) pursuant to the PanAmSat 1997 Long-Term Incentive Plan (the “1997 Plan”), all of which shall become fully exercisable or vested upon consummation of the acquisition;

WHEREAS, the Management Stockholder has agreed, as of the Stock Purchase Closing, to retain certain of such options (the “Retained Options) and stock units (“Retained Equity”) after the acquisition in lieu of receiving the consideration specified in Section 1.04 of the Transaction Agreement with respect to such options;

WHEREAS, the terms of the Retained Options shall remain unchanged, except that the Retained Options (and to the extent necessary, the 1997 Plan) shall be amended such that (i) the term of the Retained Options shall expire on the tenth anniversary of the effective date of the 2004 Stock Option Plan for Key Employees of PanAmSat Corporation and its Subsidiaries (the “2004 Option Plan”), (ii) the Retained Options shall remain exercisable for their full term, notwithstanding any termination of employment prior to the expiration of their full term, and (iii) the exercise price of the Retained Options shall be adjusted to $[                 ] per share of Common Stock; and

WHEREAS, the Retained Equity shall be held pursuant to the Management Stockholder’s Agreement executed by the Management Stockholder and dated the date hereof.

NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree as follows:

1.             The Management Stockholder agrees to retain the number of Retained Options set forth on Schedule I and Retained Equity representing such Management Stockholder’s Equity Rollover Value as specified on Schedule I hereto.

2.             The Company agrees to take such necessary actions to amend the Retained Options (and to the extent necessary, the 1997 Plan) such that (i) the term of the Retained Options shall expire on the tenth anniversary of the effective date of the 2004 Option Plan, (ii) the Retained Options shall remain exercisable for their full term, notwithstanding any termination of employment prior to the expiration of their full term, and (iii) the exercise price of the Retained Options is adjusted to $[                 ] per share of Common Stock.

3.             This Rollover Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4.             This Rollover Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

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Schedule I

ROLLOVER ELECTION FORM

Name of Management Stockholder:  [                             ]

Amount of Equity Rollover Value with respect to the Retained Equity held by the Management Stockholder: $[                ] or [                 ] shares of Common Stock.

Amount of Retained Options held by the Management Stockholder:  options to acquire
[                  ] shares of Common Stock and

By executing this Schedule, the undersigned Management Stockholder accepts and agrees to be bound by and subject to the terms and conditions of, and makes the representations, warranties and agreements set forth in (i) this Rollover Agreement, (ii) the Management Stockholder’s Agreement between the Company and the undersigned Management Stockholder, (iii) the Stock Option Agreement between the Company and the undersigned Management Stockholder and (iv) the Sale Participation Agreement between Constellation, LLC,  Carlyle PanAmSat I, L.L.C., Carlyle PanAmSat II, L.L.C., PEP PAS, LLC, PEOP PAS, LLC and the undersigned Management Stockholder.

PANAMSAT CORPORATION

Management Stockholder

By:
Name:
Title:

Dated: August 20, 2004